SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                              __________________

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  March 30, 1998
                                                       -------------------
                           THE FEMALE HEALTH COMPANY
                          ---------------------------
              (Exact Name of Registrant as Specified in Charter)
                                   Wisconsin
                (State or Other Jurisdiction or Incorporation)

                                    0-18849
                           (Commission File Number)

                           919 North Michigan Avenue
                                  Suite 2208
                               Chicago, Illinois
                   (Address of Principal Executive Offices)
                                 312-280-2201
             (Registrant's telephone number; including area code)



Item 5.  Other Events.

     On March 30, 1998, The Female Health Company (the "Company") issued the attached press release announcing it has been awarded an order for 1.2 million female condoms by the Government of Uganda. Shipments of the female condoms pursuant to this order will begin and revenues will be received by the Company in the Company's third fiscal quarter and will continue for a period of three to six months thereafter.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  April 6, 1998
BY              /s/ O.B. Parrish
     ----------------------------
O.B. Parrish, Chairman and
Chief Executive Officer





MW2\40266
                                 FEMALE HEALTH
                                 REPORTS ORDER
                                      FOR
                          1.2 MILLION FEMALE CONDOMS


CHICAGO, March 30, 1998 -- The Female Health Company (AMEX: FHC) reported it has been awarded an order for 1.2 million female condoms by the Government of Uganda. The female condoms will be used as a part of the Government's Sexually Transmitted Infections Project. Shipments will begin in the Company's third fiscal quarter and be completed prior to the end of the fiscal year.

This order is a part of The Female Health Company's multi-year agreement with The United Nations Joint Programme on AIDS (UNAIDS), pursuant to which the Company sells the female condom at a price based on global public sector volume which is currently set in Sterling at #0.38/unit ($0.64) plus the cost of any special requirements stipulated by the country.

Results from a UNAIDS supported study released in 1997 showed that when the female condom was made available as an option, the mean incidence of sexually transmitted diseases (STDs) decreased by 34% and the number of unprotected sex acts decreased by 25% compared to when only the male condom was available.

During the last six months, the female condom has been launched in Canada, Zimbabwe, Zambia, Brazil and Venezuela. It is also marketed in the United States, United Kingdom, Taiwan, Holland and South Korea. Additional African countries including Eritrea, Tanzania and Botswana are planning sexually transmitted disease prevention programs incorporating the availability of the female condom which the Company believes will result in additional orders.

The Female Health Company, based in Chicago, owns certain worldwide rights to the female condom, including patents which have been issued in the United States, United Kingdom, Japan, France, Italy, Germany, Spain, The People's Republic of China, Canada, New Zealand, South Korea and Australia. The female condom is the only available product controlled by a woman that protects against sexually transmitted disease, including HIV/AIDS, and unintended pregnancy.